UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: August 15, 2005

(Date of Earliest Event Reported)

CYBERSOURCE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-26477	77-0472961
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1295 Charleston Road Mountain View, California	94043
(Address of Principal Executive Offices)	(Zip Code)

(650) 965-6000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

See disclosure of the compensation arrangement with Mr. Cruickshank in connection with his appointment as a director contained in Item 5.02 below, which is incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

CyberSource Corporation (the “Company”) announced the appointment of Scott Cruickshank to its Board of Directors effective August 15, 2005, increasing the Board to six members. Mr. Cruickshank, age 42, is President and Chief Operating Officer of Qsent, Inc., a provider of contact data authentication services. In connection with Mr. Cruickshank’s appointment to the Board, he will be paid the pro-rated portion of an annual cash retainer of $5,000 and will receive an option to purchase 25,000 shares of the Company’s Common Stock. Mr. Cruickshank’s travel expenses incurred in connection with activities on the Company’s behalf will be reimbursed by the Company. For more information about Mr. Cruickshank, please refer to the press release attached hereto as Exhibit 99.1.

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Bylaws of the Company were amended effective August 15, 2005 to increase the number of directors from five to six directors.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits:

Exhibit No.	Description
99.1	Press Release issued by CyberSource Corporation, dated August 18, 2005.

99.2	Certificate of Amendment of the Bylaws of CyberSource Corporation effective August 15, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYBERSOURCE CORPORATION

By:	/s/ Steven D. Pellizzer
Steven D. Pellizzer
Chief Financial Officer and Vice President of Finance

Date: August 18, 2005

EXHIBIT INDEX

Exhibit No.	Document
99.1	Press Release issued by CyberSource Corporation, dated August 18, 2005.

99.2	Certificate of Amendment of the Bylaws of CyberSource Corporation effective August 15, 2005.